SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: July 15, 2004


                               SECURED DATA, INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Nevada                                87-0650264
   ----------------------------                  ----------------
   (State or other jurisdiction                  (I.R.S. Employer
 of incorporation or organization)              Identification No.)

              409 Calle San Pablo Suite 100-101 Camarillo, CA 93010
        ----------------------------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (805) 484 7687
                                -----------------
              (Registrant's telephone number, including area code)

Item 2.    Acquisition of a Business

On July 13, 2004, the Registrant entered into an Amended Agreement and Plan of Reorganization (the Reorganization Agreement) whereby the Registrant acquired 100% of the outstanding common stock of Secure Enterprise Software Inc., a Nevada corporation based in Parsippanny, New Jersey in exchange for 12,284,000 shares of the Registrant's common stock. The Amended Agreement and Plan of Reorganization amended and replaced the previously announced agreement dated June 4, 2004. The Reorganization Agreement also resulted in the appointment of Thomas Welch as President, Chief Financial Officer and as a director of the Registrant. Art Malone, Jr., remains the Chief Executive Officer and a director of the Registrant. The Registrant will carry on the business of Secure Enterprise Software, Inc., (SES). Closing of the Amended Agreement and Plan of Reorganization will occur upon the delivery of audited financial statements of SES which is anticipated before August 31, 2004.

Description of the Business of Secure Enterprise Software, Inc.

History

SES was originally formed in June 2002 as a Nevada Limited Liability Company and converted into a Nevada corporation in June 2004. Its founders are Thomas Welch, Robert Johnson and Randall Williams. SES provided its clients with a broad range of computer and information technology services.

Services and Products

The services and products sold by SES include:

Vulnerability Testing

SES' Vulnerability Testing service starts with an in-depth technical review of a customer's most critical and sensitive information systems. This service has been designed to help identify network perimeter vulnerabilities that may be used to gain access to networks and systems that process, store, or transmit information. This service includes planning, testing, and analysis centered around transport, protocol, application, and remote access areas. The Vulnerability Testing Service is a precursor to a Penetration Test, which measures a company's real-world vulnerabilities and responsiveness to security attacks. Penetration testing uses the information gathered during the vulnerability scan to attempt to exploit subsets of the vulnerabilities found and to demonstrate how unauthorized access could be achieved.

After analyzing the vulnerability and penetration test results, SES recommends prioritized, cost-effective corrective measures and security safeguards. This recommendation report serves as the blueprint to help prioritize budget, resources, product selection, and implementation plans. The analysis also establishes a baseline against which security solutions are measured. This baseline enables organizations to track and easily demonstrate security progress to corporate management, investors, and other key stakeholders.

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
ISO-based Security Risk Assessment

The ISO-based Security Assessment provides a more comprehensive view of the customer's overall security. This evaluation covers all aspects of security using questionnaires, interviews, physical security walk-thru, documentation review, network architecture topology reviews, external port scans, vulnerability scans and penetration testing. After SES security experts carefully analyze this information, a written report is created, and a second meeting is held to discuss the report, any customer security concerns, and to finalize the comprehensive security plan.

Risk Assessment and Compliance Audits

Once a full risk assessment has been completed, a baseline has been established, and its findings implemented, the customer should consider semi-annual or annual audits to ensure compliance with an organization's published information security policies and procedures. Networks are dynamic, and changes take place almost daily. Security audits are as necessary to an organization's well being as its annual financial audits. This external audit will help to make certain that the systems and network remain secure in light of the system and architectural changes. SES offers Basic and Advanced security audits.

Information Security Policy - Planning and Development

The Security Policy Planning & Development service provides businesses with a standard "Best Practices" Security Policy template. The service identifies, recommends, and implements appropriate security policy and policy-specified safeguards to help protect your customer's information assets. Additionally, a security professional will tailor a "standard security policy" to meet specific business needs. If the organization currently has an information security policy, this service will include a review of the existing policy and will make recommendations to bring the current policy up to a "Best Practices" level.


Technology Planning

The Technology Planning Services assist customers in selecting the proper security solution from a broad range of product offerings. SES security consultants provide on-site consulting services to help a customer select and design a robust security solution. SES offers technology planning services for the following security safeguards:

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
 o      Firewall Design                     o      Two-Factor Authentication
 o      Intrusion Detection System          o      PKI / LDAP / X.500
 o      Virus Protection                    o      Physical Security
 o      Content / URL Filtering             o      Biometrics
 o      Encryption                          o      RADIUS / TACACS Servers


Information Security Training Programs

SES offers security training for every audience, from the customer's front-line employees to the IT department and upper management. Our security training services focus on the following areas:

     Awareness Training - The Information security policy is the cornerstone of any enterprise security solution, but if end users don't know about the policy, or aren't up to speed on its components, then the policy serves no purpose. The customer's information security policy is the blueprint for acceptable system use and the customer's people need awareness training to understand this and their role in security policy. This training program focuses on:

          -    Comprehensive explanations of system use
          -    The reasons why you must protect your information assets
          -    The types of threats, including social engineering
          -    The penalties for non-compliance

     IT Security Training - SES believes that IT staff are the linchpin for ensuring that a customer's network runs smoothly, and that IT people need a thorough understanding of how IT security works. SES' IT Security Training service offers a variety of Information Technology-oriented training options. SES educates, informs, and guides IT personnel in planning, designing, and implementing best security practices. Our approach to training includes real-world instructions and tools to help prevent the misuse of hardware, software, and processes that could result in compromised security.

All courses come complete with experienced subject matter expert instructors and presentation media and materials designed to minimize production down-time during training. SES offers tailored instruction that suit an IT staff needs and levels of expertise, as well as one-on-one training, or group training. Training can be provided through the traditional classroom environment, or via a web-based, self-paced program.


Secure Architecture Design

The SES design team can help a customer design a secure network infrastructure. Through the use of firewalls, intrusion detection systems, strong authentication mechanisms, VPNs, etc., SES believes a customer can achieve a higher level of security, but the proper placement, configuration and interoperability of the various devices and appliances is essential. Other key areas to consider are content/URL filtering, high-availability or redundant solutions, VLANS, centralized logging servers, secure subnet segmentation, router controls, dial-up access, etc. SES has a team of professionals that have the expertise in each of these areas. They have the credentials and product certifications on each of the technologies that they deploy. In addition to design, configuration and implementation, our security professionals can train your staff in all areas of secure architecture design.

Computer Incident Response Team (CIRT)

The SES Computer Incident Response Team (CIRT) has the experience and knowledge to respond to today's network intrusions and adverse computer events. SES provides expert guidance in the area of detection, containment, internal reporting, external disclosure, and investigation. Computer crime investigation and computer forensics are esoteric fields, and few individuals or corporations have the depth of experience as SES' CIRT and Cyber Crimes Unit.

Even in the most secure computer environment, adverse events do happen. Computer security incidents are occurring at an ever-increasing rate, and the ability to respond to and investigate computer security incidents is essential. Unfortunately, even with all of the proper training, a customer may have difficulty effecting a successful response due to the lack of experience. The CIRT brings that experience. The CIRT is placed on retainer prior to a security breach. Should an adverse event occur, the CIRT is prepared to be on site within 24 hours of notification. Once our team responds on site, they evaluate the situation and assign an incident classification and severity level to the incident. This helps the team to gather the necessary resources and to advise the customer of the overall impact to their business. The CIRT members can also provide liaison support for the law enforcement and media relations.

During an investigation, critical evidence needs to be obtained and analyzed. This is the basis of computer forensics. A forensic examination encompasses the analysis of computer-related evidence after the fact, or if possible, in real-time during an intrusion. Because of the substantial amount of litigation that involves technology, the need for qualified computer forensics is on the rise. The Cyber Crimes Unit is comprised of recognized experts in computer crime investigations and the computer forensics industry. SES has a state-of-the-art forensic lab in its New Jersey office.


Industry-Specific Solutions

The SES Security Consulting team has been in the business of helping organizations protect their valuable information assets in all industries for many years. Supporting our clients' efforts to achieve HIPAA, GLB, Sarbanes-Oxley or GISRA Compliance is a natural extension of our services.

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Healthcare Insurance Portability and Accountability Act (HIPAA)
---------------------------------------------------------------

SES' HIPAA Security & Privacy team is comprised of professionals who possess advanced certifications and relevant experience in Healthcare Administration, Privacy Administration, Security Solutions, Training/Education, Program Management, and the development of secure, end-to-end electronic commerce solutions (EDI). SES offers security services tailored for this particular industry, including HIPAA Assessment services.

A HIPAA Assessment enables healthcare organizations to get a fast, accurate, and in-depth overview of their HIPAA readiness from a security, privacy, and EDI standpoint. Conclusions and findings are provided in a cost-effective security report ("gap analysis") tailored to their unique environment. The following HIPAA Assessments are available:

     Healthcare Practice Assessment--Designed for a single-location hospital.

     Healthcare Enterprise Assessment--Designed for organizations with a primary hospital site, which houses main operations and IT network infrastructure, and has multiple smaller sites.

     Healthcare Integrated Delivery System Assessment--Designed for a large multi-location hospital or integrated healthcare network that has more than one primary site, such as affiliated hospitals, as well as several smaller sites such as doctor's offices, clinics, or nursing homes. Each primary site has its own comprehensive operational and IT network infrastructure.

     HIPAA University, a Division of SES, developed the first HIPAA Compliance Program in the industry (in late 2000), and is now shipping version 6, which makes our HIPAA Compliance Program (effectively a Program Management Methodology) the most thorough and easy to use solution in the industry.

     Our current suite of products and services include:

           o  Comprehensive HIPAA Compliance Program (Hospitals,
              Clearinghouses, and Health plans)
           o  HIPAA Compliance Program for Medical Practices
           o  HIPAA Training Courses (over 50 titles to choose from)
           o HIPAA-U.com (our virtual community for customers to collaborate regarding HIPAA efforts)

Gramm-Leech-Bliley (GLB)
------------------------

The Gramm-Leech-Bliley Act (GLB) was drafted in 1999 to provide strict regulation related to the privacy of financial data. Under the act, financial institutions, insurance companies, credit card companies, etc. are required to safeguard personally identifiable financial information and reveal their privacy policies to new customers, regardless of whether the financial institutions will share the information. Major steps to ensuring compliance include ensuring security and confidentially of customer information and the protection against unauthorized access to or use of such information.

SES is well positioned to help our financial clients achieve compliance with this act. We can help our clients assess their current security exposure as well as design and implement security policies, processes, procedures and countermeasures, to mitigate the looming threat.

Sarbanes-Oxley
--------------

Sarbanes-Oxley was enacted in 2002 to protect investors by improving the accuracy and reliability of corporate disclosures made pursuant to the securities laws. The act provides strict regulation related to the controls placed on financial reporting systems in public companies. Major steps to meeting compliance include ensuring the security and accuracy of financial reporting systems. SES has partnered with a large, New Jersey accounting firm to help our clients achieve compliance with Section 404 of this act. We help our clients assess their current security exposure as it relates to their financial reporting systems. Additionally, we design and implement security policies, processes, procedures and countermeasures, to mitigate any deficiencies in these systems. All public companies with a Value Cap of $75M or greater must comply with this new legislation, thus the opportunities for new revenue streams are greatly enhanced.

Government Information Security Reform Act (GISRA)
--------------------------------------------------

In 2000, the government enacted new legislation, the Government Information Security Reform Act (GISRA), that requires Federal agencies to assess and report on the security needs of their systems and networks as part of their budget requests to the Office of Management and Budget (OMB). Until the release of the National Strategy to Secure CyberSpace, GISRA had no teeth, but now the strategy recommends that OMB reject agency budgets that do not include plans to boost protection and address security shortfalls. Federal agencies must take decisive action when it comes to their information infrastructure. As stated in the National Strategy for Homeland Security, "Unless we act to prevent it, a new wave of terrorism, potentially involving the world's most destructive weapons, looms in America's future. It is a challenge as formidable as ever faced by our Nation." We need to be prepared! We need to protect our systems and networks. We must be ready to prevent, detect and respond to today's new cyber threat.

Principal Markets

Business Environment

According to Giga Information Group, a wholly owned subsidiary of Forrester Research, Inc., the worldwide demand for information security products and services is set to eclipse $46 billion by 2005. The main reason for this is the two-fold; first, the number of system exploits and volume of malicious code attacks has grown exponentially and second, the plethora of compliance programs is forcing organizations to act.

Traditionally, the greatest threat to a computer network was internal attacks, which accounted for 85% of all attempted intrusions, but external connections are now a frequent point of attack. This is mainly due to the Internet, global connectivity and broadband technology.

According to a 2003 CSI/FBI Computer Crime and Security survey, financial losses due to computer security breaches mounted to over $145,000,000 ($70M for theft of proprietary information, $65M due to denial of service attacks, and $10M related to financial fraud). We believe that this number is much higher, because in the past corporations would rarely admit that their networks have been compromised. Additionally, the aforementioned numbers do not include losses from malicious code attacks, nor hack attacks.

More corporations are now realizing that in light of the prevalence of computer hacker attacks, virus and worm infection, and insider abuse, the probability is high that an enterprise's network-connected systems security has been - or soon will be - compromised.

Target Markets

Any organization that uses a computer is a potential opportunity for the products and services offered by SES, but due to staffing constraints, SES has identified key target markets. Because of the nature of the products and services being offered, SES will initially target health care, financial firms and government. All of the candidates in the target market normally have direct requirements for information security, mainly because of the sensitivity of the data.

Vertical Markets
----------------

SES' verticals are: financial, health, telecommunications (internet service provider, application service provider, and mail service provider), and government:

     Financial - Firms in the financial industry need to protect financial information, secure communications with clients, and comply with government regulations (i.e. Gramm-Leech-Bliley Act). In addition, large banks see Internet based services as being a very important part of their business model. These banks see the need to create a strategic advantage, and they see e-Banking as a vital component as part of this plan. SES currently provides security solutions for many US banks.

     Healthcare - Healthcare firms use the Internet to communicate with government agencies such as the FDA or with patients, partners and networks of doctors. In addition, PDAs are used extensively to store patient records and doctor memos. Of health-related firms, 80 percent experienced virus attacks, 70 percent experienced employee abuse and 30 percent experienced a leak of proprietary information. As a result, healthcare companies have identified information security breaches as major threats to their businesses. Regulatory requirements have a huge impact on the security and privacy requirements of these organizations. In particular, the HIPAA initiative enacted in the US has created a huge opportunity for security companies by mandating compliance. Some of our clients in this market have included health authorities and other health organizations.

     Government - SES' security consultants are among the few who have the highest security clearances possible in North America. Already, SES has performed consulting engagements for US government bodies.


Sales and Marketing

SES sells its products and services through a channels program and a direct sales effort. SES' largest channel partner is Verizon, who has over 800 sales representatives selling information security services to their nationwide client base. SES's sales and marketing contract with Verizon has been renewed through 2006. SES also has other smaller channel partners, namely, Sobel (Accounting
Firm), The Steel Foundation (Security Firm), Baker Street Associates (Security
Firm), and Vytek (Public Safety Software Provider).


Sales Strategy

SES relies on a combination of, both, direct and indirect channels to distribute its products and services. SES markets its services to, both, small and large organizations, in both, the public and private sector, by leveraging existing relationships, and partnering with third parties.

SES knows that in a time of downsizing it is important to stress to our clients, that our philosophy is not one of replacing existing resources but rather to compliment existing resources. The successful sales strategy must be one of on-going education to current and future clients.

The bridge between the delivery and sales group - and the driving force behind SES success - is the project management group. Project managers work with both the sales channels and the delivery groups to gain a deep understanding of SES capabilities and target customers. They then define and refine our products, build a marketing plan with revenue and profitability projections, and are compensated on the success of their product.

The overriding goal of the project management group is to exploit synergies across channels and to grow SES' share of each client's security spending.


Business Development

SES has developed a three-pronged approach for business development that consists of the following areas: Inside Sales, Direct Field Sales, and Alliance/Partner Sales.

Inside Sales Group:
-------------------

SES recognizes the need to fully penetrate the markets that we wish to compete in. The Inside Sales Group's (ISG) main responsibility will be to generate warm leads for our Direct Sales Group by qualifying and scheduling appointments with prospects in our target markets. This group will consist of entry level sales resources and will act as mechanism for the training and development of our newly hired sales talent in our products and services so that they may be promoted to the Direct Field Sales team after obtaining the necessary experience and training.


Direct Field Sales:
-------------------

SES currently has Direct Field Sales representatives in our New Jersey office. Over the next six to twelve months, SES plans to add Direct Field Sales representatives in the New York, Washington, Toronto and Florida markets. These additional sales representatives will either be groomed from our Inside Sales Group or will be recruited from outside the organization to ensure we place experienced security sales representatives into these strategic markets. As an extension to our direct sales team, SES plans to develop a team of Account Managers in our target markets that will be responsible for managing and growing the relationships with our existing account base and channel partners.

Alliance/Partner Sales:
-----------------------

SES has recognized great rewards through our strategic alliances and partnerships in generating significant revenue streams for our business. SES' strategy is to continue to strengthen these existing relationships and develop new partners where significant synergies exist. However, SES intends to be extremely selective in how we go about developing our new alliances to ensure the maximum possible return on investment. To illustrate, SES will segment all new alliances into the following three categories:

     Strategic Alliance Partner (i.e. Verizon)

          Partner is a large multi-national or national organization
          Partner has a significant existing account base
          Partner has an established nationwide sales organization
          SES develops a custom list of services to be resold through channel SES provides extensive training to channel partner SES creates revenue sharing model with partner

This type of organization is strategic to SES' overall success. Therefore, we will invest significantly more time to this type of partner due to their overall importance to our organization.


     Premier Alliance Partner

          Partner does not meet all criteria for Strategic Alliance Partner Partner responsible for invoicing and collection
          Partner must commit to a minimum revenue guarantee over life of contract
          SES develops a custom list of services to be resold through channel SES provides extensive training to channel partner
          SES creates revenue sharing model with partner

This type of organization is important to SES; however, it does not bring as much value as a Strategic Alliance Partner and therefore must commit a minimum revenue guarantee in order to be eligible for a revenue sharing model.

Advertising and Promotion

The advertising and promotional objectives are to position SES as a leader in providing information security services. We will accomplish this goal by offering a variety of security services, such as investigations and forensics, which will distinguish us in the market. Advertising, combined with the leasing of direct mail lists, will play a significant role in the generation of sales. The commencement of an advertising campaign is dependent upon the availability of working capital which SES intends to raise through the private placement of the Registrant's securities.

SES believes that most of its future business will come from setting up an early reputation for quality security services. However, advertising in key industry publications and attending industry trade shows will help fuel our growth. Press releases in trade journals will also continue to help build name recognition. Both, customers and industry leaders will be sought out to publicly endorse the products and services as they are released. Endorsements and recommendations will be strategically targeted and will be incorporated in marketing materials.

Selected trade shows on a national and local level have proven useful in generating leads for both customers and partners. SES believes that promotional events and seminars can continue to generate sales and lead lists. Additionally, SES plans to actively seek speaking engagements at industry and trade events, capitalizing on every effort to promote SES as the leader in information security solutions.


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
Finally, SES intends to use magazine articles and other publications focusing on information security, to spotlight SES as the industry expert with respect to both proactive and reactive information security solutions.

Intellectual Property

SES holds the following intellectual property:

Trade Secrets
-------------

     SES owns a number of proprietary products that differentiate us from our competition. These are:

     "Best Practices" Security Consulting Methodologies
     Cyber Crime and Forensic Methodologies
     International Journal on Cyber Crime
     Information Security Training Products
     Compliance Solutions (HIPAA, GLBA, Sarbanes-Oxley)
     Web-based Information Security Education (WISE) Series
     All materials and intellectual property associated with the HIPAA Compliance Methodology Program (lifecycle methodology).
          o    HIPAA-U.com domain, application and intellectual property.
          o    HIPAA Training Solutions


Internet Domain Names
---------------------

     SecureEnterpriseSolutions.com
     SESsecure.com
     SESecure.com
     Sendsecure.com
     HIPAA-U.com

Trademarks
----------

     HIPAA University(TM)
     SendSecure(TM)

Governmental Regulation

This is currently no regulation or proposed regulation affecting the information security industry.

Employees

SES has five full time employees and engages part time consultants on an as needed basis.


Properties

SES occupies office space in Parsippany, New Jersey provided by third party at no cost. SES's computer assets and forensic lab are maintained in the home office of its President, Thomas Welch. The lab is comprised of three computer systems, external media readers (Jazz, Zip, Hard Drives, Memory sticks, etc.) and forensic tool kit.


Item 5.   Other Information

Management

The following table sets forth the name, age and positions of the directors and executive officers of Secured Data Inc., as of July 23, 2004

Name                       Age              Position
----                       ---              --------

Art Malone, Jr.            37               Director, CEO, Secretary

Thomas Welch               45               Director, President, CFO


Business Experience

Art Malone, Jr.

Mr. Malone has a successful consulting company. Mr. Malone worked with Peritus Asset Management Group which managed over 100 million dollars. Mr. Malone has been involved with introducing sources of capital for numerous public and private companies. Mr. Malone has also served as Chairman of two public companies and is presently is the Chairman and C.E.O of Bethel Holdings, which trades on the Pink Sheets. Mr. Malone also founded a Record Label called Gimee Grace Records in which he was able to secure World Wide Distribution through Universal Records by way of Bungalo Records. Over the last four years, Mr. Malone has been responsible for introducing over 50 million dollars for public and private Companies, Mr. Malone was also responsible for helping companies get listed on several exchanges. Mr. Malone also has helped many companies as an advisor and/or consultant and is a highly sought after motivational speaker, lecturing on the foundations of lasting success.

Mr. Malone has a very strong belief in God. He is an Ordained Elder, Pastoring a very successful church, Faith Tabernacle of Peace.

Thomas Welch, CPP, CISSP, CISA, CISM
Mr. Welch has over nineteen years in the information systems business, ten of which he was directly responsible for the design and development of public safety related applications. Mr. Welch serves as Chief Executive Officer for Secure Enterprise Software, Inc, an information security outsourcing and consulting firm. Mr. Welch has also served as a private investigator and information security consultant since 1988 and was President and CEO of Technological Investigative Services. Mr. Welch served as CIO of Paradigm4, a wireless systems integration company for three years. Prior to his career in the Information Systems business, Mr. Welch was a Crime Analyst for the City of Orange, New Jersey and a Public Safety Officer (cross-trained Police Officer and Firefighter) for the City of Coconut Creek, Florida. He attended Florida Atlantic University and has advanced training in computer crime investigations and computer forensics. Mr. Welch is a Certified Information System Security Professional (CISSP), Certified Protection Professional (CPP), Certified Information Systems Auditor (CISA), and Certified Information Security Manager
(CISM). Mr. Welch is an author and frequent lecturer on computer security topics, including computer crime investigation and computer forensics.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth the beneficial ownership of the Registrant's common stock as of August 10, 2004 by each Director and Executive Officer and by all Directors and Executive Officers as a group and persons known by the Registrant to be holders of 5% or more of the outstanding common stock. There are 24,568,368 shares outstanding as of August 10, 2004.

Name and Address                           Shares
Of Beneficial Owner                        Beneficially Owned   Percent of Class
-------------------                        ------------------   ----------------

Art Malone, Jr. CEO, Secretary, Director   8,032,890                 32.7%
409 Calle San Pablo Suite 100-101
Camarillo, CA 93010

Thomas Welch, Pres. CFO, Director          6,838,093 (1)             27.8%
99 Cherry Hill Road, Suite 300
Parsippany NJ 07054

Robert Johnson  > 5% Shareholder           2,047,333 (2)              8.2%
435 River Road
St. James, NY 11780

Michael D. Welch >5% Shareholder           1,719,760 (3)              7.0%
2975 Grandville Circle, Apt. 315
Oviero, FL 32765


Directors Executive Officers as a group    14,870,983               60.5%
(2 persons)

(1) Includes 101,056 shares reserved for conversion of outstanding convertible debt of $75,000 held by third parties.

(2) Includes 30,256 shares reserved for conversion of outstanding convertible debt of $75,000 held by third parties.

(3) Includes 25,415 shares reserved for conversion of outstanding convertible debt of $75,000 held by third parties.

Item 7. Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired

     Audited financial statements of Secure Enterprise Software, Inc., for the fiscal year ended December 31, 2003 and unaudited financial statements for the six months ended June 30, 2004 shall be filed by amendment to this Current Report on Form 8-K as soon as available.

(b)  Pro Forma Financial Statements

     Pro forma financial statements showing the effect of the acquisition of Secure Enterprise Software Inc., by the Registrant as if it had occurred as of December 31, 2003 shall be filed by amendment to this Current Report on Form 8-K as soon as available.

(c)  Exhibits

     99.1. Amended Agreement and Plan of Reorganization dated July 14, 2004





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




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SECURED DATA, INC.

Dated: August 10, 2004


/s/ ART MALONE, JR
------------------
Art Malone, Jr., Chief Executive Officer




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